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                                                                    EXHIBIT 10.2

                                Amendment No. 1
                                    to the
                MAPICS, Inc. 1998 Employee Stock Purchase Plan


     This Amendment No. 1 ("Amendment") to the MAPICS, Inc. 1998 Employee Stock Purchase Plan is made and executed this 11th day of May, 1999, to be effective as of July 1, 1999.

     WHEREAS, the Compensation Committee of the Board of Directors of MAPICS, Inc. (the "Corporation"), deems it to be in the best interests of the Corporation and its shareholders to effect certain amendments to the MAPICS, Inc. 1998 Employee Stock Purchase Plan (the "Plan") pursuant to Article 15 of the Plan, which amendments do not require approval of the shareholders of the Corporation;

     NOW, THEREFORE, in accordance with Article 15 of the Plan, the Plan is hereby amended as follows:

     1.  Increase in Maximum Number of Shares.  The second paragraph of
Article 5 is hereby deleted and replaced as follows:

     "Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of One Thousand (1,000) shares, on
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condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. In the event that the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than the 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price for each Payment Period shall be the lesser of
(i) 85% of the fair market value of the Company's Common Stock on the first business day of the Payment Period, or (ii) 85% of the fair market value of the Company's Common Stock on the last business day of the Payment Period, in either event, rounded up to avoid fractions of a dollar other than 1/4, 1/2, or 3/4. The foregoing limitations on the number of shares which may be granted in any Payment Period and the Option Price per shares shall be subject to adjustment as provided in Article 12."

Similarly, Article 6 is hereby deleted and replaced as follows:

"Article 6--Exercise of Option.
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     Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-share limit of the option. If a participant is not an employee on the last business day of a Payment Period, he/she shall not be entitled to exercise his/her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period (other than amounts refunded to the employee pursuant to Article 5) will be carried forward to the succeeding
Payment Period."

     2. Effect of Amendment. As modified hereby, the provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first above written.


                                       MAPICS, Inc.

                                       /s/ Martin D. Avallone
                                       ----------------------------
                                       By:    Martin D. Avallone
                                       Title: VP General Counsel



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